Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statements (Form S-3 Nos. 333-193176, 333-161499, 333-96667)

2.	Registration Statement (Form S-8 No. 333-163508, 333-161110, 333-132889, 333-90611, 333-37293)

3.	Registration Statement (Form S-4 No. 333-109146)
of our reports dated March 10, 2015, with respect to the consolidated financial statements and schedule of Empire Resorts, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Empire Resorts, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Empire Resorts, Inc. and subsidiaries for the year ended December 31, 2014.
/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 10, 2015